Exhibit 10.2

AMENDMENT No. 1 to EMPLOYMENT AGREEMENT

THIS AMENDMENT No. 1 to EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into this 1st day of August, 2025, by and between AMY E. SULLIVAN, a resident of Nashville, Tennessee (the “Executive”), and THE BRAND HOUSE COLLECTIVE, INC., a Tennessee corporation (the “Company”), and modifies and amends that certain Employment Agreement, dated as of January 19, 2024 (the “Employment Agreement”), by and between the Executive and Kirkland’s, Inc. (the previous name of the Company).

W I T N E S S E T H:

WHEREAS, the Company employs the Executive as its Chief Executive Officer pursuant to the terms and conditions of the Employment Agreement and may adjust the Executive’s compensation as contemplated by Section 4(a) thereof; and

WHEREAS, the Company desires to adjust the annual base salary of the Executive by means of, and pursuant to, the terms and conditions of this Amendment;

NOW, THEREFORE, for and in consideration of the mutual premises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree to amend the Employment Agreement as follows:

1.     Amendment to Section 4(a) of the Employment Agreement. Section 4(a) of the Employment Agreement is hereby amended by deleting the first sentence thereof and substituting, in lieu thereof, a new sentence to read as follows: “Effective as of August 3, 2025, as base compensation for the services rendered hereunder to the Company, Executive shall be paid an annual base salary of seven hundred thousand and No/100ths dollars ($700,000.00), payable in accordance with the Company’s standard payroll practices as in effect from time to time.”

2.     Miscellaneous.

(a)     All other terms and conditions of the Employment Agreement shall remain and continue in full force and effect, and shall be deemed unchanged, except to the extent provided for in this Amendment.

(b)    All capitalized terms used in this Amendment shall have the meanings ascribed to them in the Employment Agreement, unless otherwise defined herein.

(c)    This Amendment shall govern in the event of an inconsistency between this Amendment and the Employment Agreement.

(d)    The Employment Agreement, as amended hereby, shall be binding upon the Company and the Executive and their respective successors and assigns.

IN WITNESS WHEREOF, the Company and the Executive, intending to be legally bound, have executed and delivered this Amendment by their respective duly authorized and acting representatives, as applicable, to be effective as of the day and year first set forth above.

EXECUTIVE	THE BRAND HOUSE COLLECTIVE, INC.

/s/ Amy E. Sullivan	By:	/s/ Andrea K. Courtois
Amy E. Sullivan	Printed Name:	Andrea K. Courtois
	Title:	Senior Vice President and Chief Financial Officer

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